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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549




                                    FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 October 4, 1996



                          TRANSMEDIA ASIA PACIFIC, INC.
             (Exact name of Registrant as specified in its charter)



    Delaware                        0-26368                     13-3760219

(State or other                 (Commission File            (I.R.S. Employer
jurisdiction of                 Number)                     Identification No.)
incorporation)


                              11 St. James's Square
                                 London SW1Y 4LB
                                     England
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:

                            U.K. 011-44-171-930-0704
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Item 4.  Change in Registrant's Certifying Accountant.

         On October 4, 1996, Arthur Andersen ("Andersen") resigned as the Company's independent auditor, and such resignation was approved by the Company's Board of Directors.

         During the Company's fiscal years ended September 30, 1994 and September 30, 1995, Andersen's reports on the Company's financial statements contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the financial statements for the fiscal year ended September 30, 1995, although not qualified as to uncertainty, did contain a modification discussing the Company's ability to continue to operate as a going concern.

         During the Company's fiscal years ended September 30, 1994 and September 30, 1995 and through October 4, 1996, there were no disagreements between the Company and Andersen with respect to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of the disagreements in connection with its reports.

         During the Company's fiscal years ended September 30, 1994 and September 30, 1995 and through October 4, 1996, there occurred no reportable events with respect to the Company as described in Item 304(a)(1)(v) of Regulation S-K.

         The Company has requested Andersen to furnish the Company as promptly as possible with a letter addressed to the Securities and Exchange Commission stating whether Andersen agrees with the statements contained in the second, third and fourth paragraphs of this disclosure and, if not, stating the respects in which it does not agree.



Item 7.           Financial Statements and Exhibits

(c)      Exhibits

         1.       Letter of Arthur Andersen(1)

         ---------------
         (1)      To be filed by amendment.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  October 4, 1996


                                              TRANSMEDIA ASIA PACIFIC, INC.



                                              By: /s/ Walter M. Epstein
                                                  -----------------------------
                                                  Walter M. Epstein
                                                  Assistant Secretary


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                                EXHIBIT INDEX




EXHIBIT NO.                                    DESCRIPTION


  99.1                                 LETTER FROM ARTHUR ANDERSEN